GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY ANNOUNCES
INDUSTRIAL ACQUISITIONS

- Enters Definitive Agreement to Buy Commercial Solutions –
- Acquires Paragon –

Atlanta, Georgia, December 2, 2013 — Genuine Parts Company (NYSE: GPC) announced today two acquisitions for its Industrial Group.

Effective today, Motion Industries (Canada), Inc. (“Motion Canada”), an indirect wholly-owned subsidiary of the Company’s Industrial Group, Motion Industries (“Motion”), has entered into a definitive agreement whereby Motion Canada has agreed to acquire all of the issued and outstanding common shares of Commercial Solutions Inc. (“CSI”). Consummation of the merger transaction is expected in the first quarter of 2014, and is contingent upon satisfaction of customary closing conditions, shareholder approval and receipt of applicable regulatory and court approvals.

CSI (TSX: CSA), headquartered in Edmonton, Alberta, is one of Canada’s leading independent national distributors of industrial supplies, including bearings and power transmission products, complete solutions for drilling rigs and industrial and safety supplies. Its customers represent a broad cross-section of industries and are served from 22 locations across Canada and one in the U.S. The Company expects the acquired business to generate more than $100 million in annual revenues.

Also effective today, Motion closed on the acquisition of the assets of Paragon Service & Supply, Inc. (“Paragon”). Headquartered in Lima, Ohio, Paragon is an industrial distributor serving metalworking customers throughout the region with custom designed tooling. The Company expects the acquired business to generate annual revenues of approximately $15 million.

Tom Gallagher, Chairman and Chief Executive Officer of Genuine Parts Company, stated, “The addition of CSI and Paragon better positions Motion Industries for continued growth. We want to welcome both of these fine organizations to the GPC family and look forward to the contributions they will make to our Company in the years ahead.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2012 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts and accessories in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2012 revenues of $13.0 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044
Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628